SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant |X|
    Filed by a Party other than the Registrant |_|

    Check the appropriate box:
    |_| Preliminary Proxy Statement

                                               |_| Confidential, For Use of  the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
    |X| Definitive Proxy Statement
    |_| Definitive Additional Materials
    |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 Unidigital Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
    |X| No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
    (5) Total fee paid:
--------------------------------------------------------------------------------

    |_| Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
    (3) Filing Party:
--------------------------------------------------------------------------------
    (4) Date Filed:
--------------------------------------------------------------------------------

                                 UNIDIGITAL INC.
                              229 WEST 28TH STREET
                            NEW YORK, NEW YORK 10001



                                                     February 1, 2000

To Our Stockholders:

     You are most cordially invited to attend the year 2000 Annual Meeting of Stockholders of Unidigital Inc. (the "Company") at 8:00 A.M., local time, on Thursday, February 24, 2000, at the offices of the Company, 229 West 28th Street, New York, New York 10001.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

     It is important that your shares of stock be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, AS SOON AS POSSIBLE. Your stock will be voted in
                               -- ---- -- --------
accordance with the instructions you have given in your proxy.

     Thank you for your continued support.


                                                     Sincerely,



                                                     William E. Dye
                                                     CHAIRMAN OF THE BOARD
                                                     AND CHIEF EXECUTIVE OFFICER

                                 UNIDIGITAL INC.
                              229 WEST 28TH STREET
                            NEW YORK, NEW YORK 10001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 24, 2000

     The Annual Meeting of Stockholders (the "Meeting") of Unidigital Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 229 West 28th Street, New York, New York 10001, on Thursday, February 24, 2000, at 8:00 A.M., local time, for the following purposes:

(1) To elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2) To approve a proposal to provide the Board of Directors the authority to amend the Company's Certificate of Incorporation to change the Company's name from Unidigital Inc. to MegaMedia, Inc.;

(3) To amend the Company's 1997 Equity Incentive Plan, as amended (the "1997 Plan"), to increase the maximum number of shares of Common Stock available for issuance under the 1997 Plan from 1,000,000 to 1,300,000 shares and to reserve an additional 300,000 shares of Common Stock of the Company for issuance upon the exercise of stock options granted under the 1997 Plan;

(4) To ratify the appointment of Ernst & Young LLP as independent auditors for the year ending August 31, 2000; and

(5) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock of record at the close of business on January 12, 2000 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 229 West 28th Street, New York, New York 10001 for a period of ten (10) days prior to the Meeting and at any time during the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED.

IF YOU RECEIVE MORE THAN ONE (1) PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                              By Order of the Board of Directors


                                              Peter Saad
                                              Assistant Secretary
New York, New York
February 1, 2000

                THE COMPANY'S 1999 ANNUAL REPORT TO STOCKHOLDERS
                        ACCOMPANIES THE PROXY STATEMENT.

                                 UNIDIGITAL INC.
                              229 WEST 28TH STREET
                            NEW YORK, NEW YORK 10001

                  --------------------------------------------

                           P R O X Y S T A T E M E N T

                  --------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Unidigital Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, February 24, 2000 (the "Meeting") at the offices of the Company, 229 West 28th Street, New York, New York 10001 at 8:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of common stock, $0.01 par value ("Common Stock"), as of the close of business on January 12, 2000, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 6,087,067 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock represented by the proxies will be voted (i) FOR the election of the five (5) nominees named below as Directors,
(ii) FOR a proposal to grant the Board of Directors the authority to amend the Certificate of Incorporation of the Company, as amended, to change the Company's name from Unidigital Inc. to MegaMedia, Inc., (iii) FOR a proposal to amend the Company's 1997 Equity Incentive Plan, as amended (the "1997 Plan"), to increase the maximum number of shares of Common Stock available for issuance under the 1997 Plan from 1,000,000 to 1,300,000 shares and to reserve an additional 300,000 shares of Common Stock of the Company for issuance upon the exercise of stock options granted under the 1997 Plan, (iv) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending August 31, 2000, and (v) in the discretion of the person named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any Stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Assistant Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote of holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of Stockholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against a proposal for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to the Stockholders of the Company on or about February 1, 2000. The Annual Report to Stockholders of the Company for the year ended August 31, 1999, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all Stockholders of record as of January 12, 2000. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders can supply such materials to beneficial owners as of January 12, 2000.

                              ELECTION OF DIRECTORS

     At the Meeting, five (5) Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current members of the Board of Directors and nominees for election to the Board are as follows:


                                                                SERVED AS A        POSITIONS WITH
NAME                                                  AGE       DIRECTOR SINCE     THE COMPANY
----                                                  ---       --------------     -----------

William E. Dye..................................      37              1989         Chairman of the Board, Chief
                                                                                   Executive Officer and Director

Peter Saad......................................      52              1996         President, Assistant Secretary
                                                                                   and Director

Anthony Manser..................................      42              1995         Vice President and Director

Harvey Silverman................................      58              1996         Director

David Wachsman..................................      54              1996         Director

     There are no family relationships between any of the Directors and executive officers of the Company.

     The principal occupations and business experience, for at least the past five (5) years, of each Director, executive officer and nominee for election to the Board of Directors is as follows:

     WILLIAM E. DYE has been a Director of the Company since its inception. In addition, Mr. Dye has been Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception and also served as President from that time until March 1998. Mr. Dye also served as the Company's Chief Financial Officer from approximately July 1995 until July 1996. He has been President and Chairman of the Board of Directors of LinoGraphics Corporation, a predecessor company to the Company, since he co-founded it in 1989. From 1987 to 1989, he was Executive Vice President of Micro Enhancement Systems, a computer firm located in New York City providing consulting services to the graphic arts and other industries. From 1986 to 1987, Mr. Dye served as Vice President and General Manager of Tripledge Wiper Corp., an automobile parts manufacturer. From 1985 to 1986, Mr. Dye taught economics at the International School of Geneva, Switzerland.

     PETER SAAD has been a Director of the Company since February 1996 and has served as President of the Company since March 1998. Mr. Saad has also served as the Company's Assistant Secretary since April 1997. In addition, Mr. Saad served as the Senior Vice President and Chief Operating Officer of the Company from November 1996 to March 1998. Mr. Saad previously served as the Managing Director of Martin Bierbaum Money Markets, Inc., a money management firm, from March 1993 to June 1997, and was a Director of Martin Brokers, Inc., a subsidiary of Trio Holdings Plc, from March 1993 to June 1997. He is also the President of Independence Group Inc., a New York-based owner of indoor sports facilities, a position he has held since 1988.

     ANTHONY MANSER has been Vice President and Director of the Company since its inception. He has been the Managing Director of Elements (UK) Limited, a wholly-owned U.K. subsidiary of the Company, since its inception in 1994 and was a Director of Lyledale Limited since 1991 and a Managing
Director of Lyledale Limited from 1993 to 1994. From 1985 to 1991, he was Production Director of Fingerprint Graphics, a United Kingdom graphics company.

     HARVEY SILVERMAN has been a Director of the Company since February 1996. He has held various positions at Spear, Leeds & Kellogg, since 1963, and is currently its Senior Managing Director. Spear, Leeds & Kellogg is a broker-dealer engaged in the specialist and clearing businesses on major United States stock exchanges. Mr. Silverman also serves as a Director of World Wide Entertainment & Sports and as Vice Chairman, Director and member of the Performance Committee of the Options Clearing Corporation.

     DAVID WACHSMAN has been a Director of the Company since February 1996. He is Chairman of the Board, President and Chief Executive Officer of Protex International Corp., a New York-based manufacturer of security devices for retail stores. He has been with Protex International Corp. since 1984. Mr. Wachsman is a certified public accountant.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has established an Audit Committee, a Compensation Committee and an Option Committee. The Audit Committee, which consists of Messrs. Dye, Silverman and Wachsman, reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee, which also consists of Messrs. Dye, Silverman and Wachsman, makes recommendations concerning salaries and certain incentive compensation for management-level employees of the Company. The Option Committee, which consists of Messrs. Silverman and Wachsman, administers the Company's stock option plans.

     There were four (4) meetings of the Board of Directors during the fiscal year ended August 31, 1999. In addition, the Board of Directors acted by unanimous written consent eleven (11) times. The Audit Committee and the Compensation Committee each held one (1) meeting during the fiscal year ended August 31, 1999. The Option Committee also acted by unanimous written consent two (2) times during the fiscal year ended August 31, 1999. Each incumbent Director attended all of the meetings of the Board of Directors held during the period in which he served as a Director and all of the meetings held by all committees of the Board of Directors on which he served during such period, if applicable.

COMPENSATION OF DIRECTORS

     Non-Employee Directors receive $250 per meeting attended and are eligible to receive options pursuant to the 1997 Non-Employee Director Stock Option Plan (the "Non-Employee Plan") as compensation for serving on the Company's Board of Directors. All Directors are entitled to reimbursement for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors or its Committees.

     On October 28, 1996, the Board of Directors adopted, and on January 30, 1997 the Stockholders approved, the Non-Employee Plan. The Non-Employee Plan provides for the grant of options to purchase a maximum of 75,000 shares of Common Stock of the Company to Non-Employee Directors of the Company. The Non-Employee Plan is administered by the Board of Directors. The following Directors have been granted options under the Non-Employee Plan during fiscal 1999:


                                       NUMBER OF SHARES
                                       UNDERLYING                                         EXERCISE PRICE
DIRECTOR                               OPTIONS GRANTED              GRANT DATE               PER SHARE
--------                               ---------------              ----------              ----------

Harvey Silverman                            2,500                 January 4, 1999             $5.53
David Wachsman                              2,500                 January 4, 1999             $5.53

     Under the terms of the Non-Employee Plan, each Non-Employee Director who was a member of the Board of Directors on the effective date of the Company's initial public offering and remained a member of the Board of Directors after the approval of the Non-Employee Plan by the Company's Stockholders on January 30, 1997 (the "Approval Date") was automatically granted, as of the Approval Date, an option to purchase 5,000 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares. In addition, each Non-Employee Director who first becomes a member of the Board of Directors after the Approval Date, shall automatically be granted, on the date such person becomes a member of the Board of Directors, an option to purchase 2,500 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares. Each Non-Employee Director who is a member of the Board of Directors on the first trading day of each year, commencing in January 1998, shall also automatically be granted on such date, without further action by the Board of Directors, an option to purchase 2,500 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares.

     Unless a shorter period is provided by the Board of Directors, all options become exercisable three (3) months after the date of grant, provided that the optionee remains a Director at such time. The right to exercise annual installments of options will be reduced proportionately based on the optionee's actual attendance at Directors' meetings if the optionee fails to attend at least eighty percent (80%) of the Board of Directors' meetings held in any fiscal year. The term of each option will be for a period of ten (10) years from the date of grant, unless sooner terminated in accordance with the Non-Employee Plan. Options may not be transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order and are exercisable to the extent vested at any time prior to the scheduled expiration date of the option. The Non-Employee Plan terminates on the earlier of January 30, 2007 or at such time as all shares of Common Stock currently or hereafter reserved for issuance shall have been issued.

     In addition to the foregoing options, on June 2, 1999, each of Messrs. Silverman and Wachsman were granted an option to purchase 20,000 shares of Common Stock, at an exercise price of $4.3125 per share, under the 1997 Plan.

                               EXECUTIVE OFFICERS

     The  following  table  identifies  the  current  executive  officers of the
Company:


                                                                      CAPACITIES IN                 IN CURRENT
NAME                                                AGE                WHICH SERVED               POSITION SINCE
----                                                ---                ------------               --------------

William E. Dye............................          37         Chairman of the Board, Chief             1989
                                                               Executive Officer and Director

Peter Saad................................          52         President, Assistant Secretary   1998 (Member of the
                                                               and Director                     Board since 1996)

Anthony Manser ...........................          42         Vice President and Director      1994 (Member of the
                                                                                                Board since 1995)

     There are no family relationships between any of the Directors, executive officers or nominees for election to the Board of Directors of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to (i) the Company's Chief Executive Officer, and (ii) the three (3) most highly compensated executive officers of the Company each of whose aggregate cash compensation exceeded $100,000 and who were serving as executive officers at the end of fiscal 1999 (collectively, the "Named Executives") during the fiscal years ended August 31, 1997, 1998 and 1999.

--------------------------------------------------------------------------------------------------------------------
                                              SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------

                                                       Annual Compensation                Long-Term Compensation
                                            ------------------------------------------ -----------------------------

                                                                                                  Awards
-------------------------------------------------------------------------------------- -----------------------------

                                                                      Other Annual        Securities Underlying
  Name and Principal Position      Year      Salary       Bonus       Compensation               Options
              (a)                   (b)      ($)(c)      ($)(d)        ($)(e)(1)                  (#)(g)
--------------------------------------------------------------------------------------------------------------------

William E. Dye..................   1999      400,000        --              --                   50,000
    Chairman of the Board and      1998      300,000                        --                   50,000
    Chief Executive Officer (2)    1997      270,577        --(3)           --                       --
                                                            --

Peter Saad......................   1999      459,615        --              --                   75,000
    President and Assistant        1998      231,154        --              --                   25,000
    Secretary (4)                  1997      216,154        --              --                  100,000

Richard J. Sirota...............   1999      254,808        --              --                   20,000
    Senior Vice President and      1998      110,769        --              --                       --
    Chief Operating Officer(5)     1997        --           --              --                       --

Anthony Manser..................   1999      254,280        --              --                   20,000
    Vice President(6)              1998      200,400        --              --                   25,000
                                   1997      177,120        --              --                       --
--------------------------------------------------------------------------------------------------------------------

-------------------------
(1) The costs of certain benefits are not included because they did not exceed the lesser of $50,000 or ten percent (10%) of the total annual salary and bonus as reported above.

(2) William E. Dye entered into an Employment Agreement with the Company effective January 1, 1996. See -- "Employment Contracts and Termination of Employment, and Change-in-Control Arrangements."

(3) The $25,000 bonus granted to Mr. Dye by the Company's Board of Directors was forgone by Mr. Dye.

(4) Peter Saad entered into a new Employment Agreement with the Company effective December 15, 1998. See -- "Employment Contracts and Termination of Employment, and Change-in-Control Arrangements."

(5) Richard J. Sirota resigned from all of his positions with the Company effective September 30, 1999. See -- "Employment Contracts and Termination of Employment, and Change-in-Control Arrangements."

(6) Anthony Manser entered into a new Employment Agreement with the Company effective May 1, 1998. See -- "Employment Contracts and Termination of Employment, and Change-in-Control Arrangements."

OPTION GRANTS IN FISCAL 1999

     The following table sets forth information concerning individual grants of stock options made pursuant to the Company's 1997 Plan during fiscal 1999 to each of the Named Executives. The Company has never granted any stock appreciation rights.

---------------------------------------------------------------------------------------------------------------
                                  OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------
                                           Individual Grants
---------------------------------------------------------------------------------------------------------------

                                       Percent of
                                          Total
                                         Options
                          Number of      Granted    Exercise
                         Securities        To          or                      Potential Realizable Value At
                         Underlying     Employees     Base                     Assumed Annual Rates of Stock
                           Options      In Fiscal     Price     Expiration     Price Appreciation for Option
         Name            Granted (#)     Year(%)     ($/Sh)        Date                     Term
                                                                              ------------------------------
                                                                                 5%($)(3)         10%($)(3)
         (a)                 (b)         (c)(1)      (d) (2)        (e)            (f)               (g)
------------------------------------------------------------------------------------------------------------

William E. Dye......    50,000 (4)          8.5        4.3125     6/01/09         135,607          343,642

Peter Saad..........    75,000 (5)         12.8        4.3125     6/01/09         203,410          515,462

Richard J. Sirota...    20,000 (4)          3.4         5.375     6/29/09          67,607          171,323

                        10,000 (4)          1.7        4.3125     6/01/09          27,121           68,728
Anthony Manser......    10,000 (4)          1.7         5.375     6/29/09          33,803           85,661
------------------------------------------------------------------------------------------------------------

------------------
(1) Based on an aggregate of 587,400 options granted to employees in 1999, including options granted to the Named Executives.

(2) All options were granted pursuant to the Company's 1997 Plan at the fair market value of the underlying securities on the date of grant as determined by the Option Committee or the Board of Directors.

(3)  The  five  percent  (5%)  and ten  percent  (10%)  assumed  annual rates of compounded stock price appreciation are prescribed by Securities and Exchange Commission rules and are calculated on the basis of the fair market value of the underlying securities on the date of grant as determined by the Option Committee. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciations over the option term will be at the assumed five percent (5%) and ten percent (10%) levels or at any other defined level.

(4) Each of the foregoing options shall become exercisable and vested based upon a two-year vesting schedule with one-third of each option grant vesting immediately and one-third of each option grant vesting on the first two anniversaries of the date of grant. The underlying shares of Common Stock are subject to cancellation by the Company, to the extent unvested, should the optionee cease employment. Each option has a maximum term of ten years.

(5) The foregoing options became exercisable and vested immediately. The options have a maximum term of ten (10) years.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of options during fiscal 1999 by each of the Named Executives and the fiscal year-end number and value of unexercised in-the-money options held by each of the Named Executives.

---------------------------------------------------------------------------------------------------------------------
                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------

                                                                              Number of
                                                                             Securities
                                                                             Underlying        Value of Unexercised
                                                                             Unexercised       In-The-Money Options
                                                                          Options at Fiscal         at Fiscal
                                                                              Year-End               Year-End
                                                                                 (#)                  ($)(1)
                                    Shares Acquired   Value Realized($)     Exercisable/           Exercisable/
              Name                    on Exercise            (c)            Unexercisable         Unexercisable
               (a)                      (#)(b)                                   (d)                   (e)
---------------------------------------------------------------------------------------------------------------------

William E. Dye.............              11,592             18,113          38,409/49,999         $7,930/$52,083

Peter Saad.................             200,000            229,688              --/--                 --/--

Richard J. Sirota..........               --                 --              6,667/13,333         $3,334/$6,667

Anthony Manser.............               --                 --             43,333/21,667         $6,876/$13,749
---------------------------------------------------------------------------------------------------------------------

------------------

(1) Based on a closing price of $5.875 per share of Common Stock as listed on the American Stock Exchange at August 31, 1999.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     Effective January 1, 1996, the Company entered into a five-year employment agreement with William E. Dye, pursuant to which he currently serves as Chief Executive Officer of the Company. Mr. Dye's agreement provides for an annual base salary and annual bonus at the discretion of the Board of Directors. In fiscal 1998, the Compensation Committee increased Mr. Dye's annual base salary to $400,000 for fiscal 1999. The Compensation Committee has increased Mr. Dye's annual base salary to $500,000 for fiscal 2000. In addition, Mr. Dye will be entitled to severance compensation in an amount equal to his annual base salary for the remainder of the term or 2.49 times his annual base salary whichever is greater in the event his employment is terminated by the Company without cause or if the Company materially breaches the agreement or if Mr. Dye is not elected a Director. In the event Mr. Dye is terminated by the Company coincident with a "change of control," he will be entitled to severance compensation equal to 2.99 times his annual base salary. The agreement contains confidentiality provisions and a non-compete provision which prohibits Mr. Dye from competing with the Company for a period of two (2) years subsequent to termination of employment. The Company may terminate the agreement for cause upon material breach of the employment agreement, willful misconduct or felony conviction.

     Effective December 15, 1998, the Company entered into an employment agreement with Peter Saad, pursuant to which he currently serves as the President of the Company. The agreement, which expires on December 31, 2000, provides for a base annual salary of $500,000 and contains non-competition, non-solicitation and confidentiality provisions.

     Effective May 1, 1998, the Company entered into a two-year employment agreement with Anthony Manser, pursuant to which he serves on a full-time basis as Vice President and Director of U.K. operations. The agreement provides for a base annual salary of (pound)156,000, utilizing the 12-month average exchange rate in place at August 31, 1999, $259,000, and contains non-competition, non-solicitation and confidentiality provisions.

     Effective March 25, 1998, the Company entered into a three-year employment agreement with Richard J. Sirota, pursuant to which he served as Senior Vice President and Chief Operating Officer of the Company. The agreement provided for a base annual salary of $250,000 and contains non-competition, non-solicitation and confidentiality provisions. On September 30, 1999, Mr. Sirota resigned his positions as an employee, officer and Director of the Company. The non-competition, non-solicitation and confidentiality provisions of Mr. Sirota's employment agreement survive the termination of his employment agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, officers and Stockholders who beneficially own more than ten percent (10%) of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons") to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a).

     Based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's Reporting Persons received by the Company, no Reporting Person failed to report on a timely basis any 1999 transactions.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the AMEX Composite Index and a Peer Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE AMEX COMPOSITE
             INDEX, THE NASDAQ COMPOSITE INDEX, THE PEER GROUP INDEX
                   AND THE NEW PEER GROUP INDEX(1)(2)(3)(4)(5)

                             [GRAPH INSERTED HERE]



------------------------------------------------------------------------------------------------------------
                                       2/1/96       8/31/96         8/31/97       08/31/98        8/31/99
------------------------------------------------------------------------------------------------------------
Unidigital Inc..................       $100.00      $106.25        $129.17          $100.00      $ 92.16
------------------------------------------------------------------------------------------------------------
AMEX Composite Index(3).........       $100.00      $100.11        $116.89          $101.59      $139.40
------------------------------------------------------------------------------------------------------------
Nasdaq Composite Index..........       $100.00      $106.74        $148.42          $140.19      $256.14
------------------------------------------------------------------------------------------------------------
Peer Group Index(4).............       $100.00      $ 90.49        $140.19          $127.15      $114.02
------------------------------------------------------------------------------------------------------------
New Peer Group Index(5).........       $100.00      $ 95.92        $179.34          $125.35      $ 84.40
------------------------------------------------------------------------------------------------------------

-----------------------
(1) Graph assumes $100.00 invested on February 1, 1996 in the Company's Common Stock, the AMEX Composite Index, the Nasdaq Composite Index, the Peer Group Index and the New Peer Group Index (capitalization weighted).

(2)  Cumulative total return assumes reinvestment of dividends.

(3) The Company has selected the AMEX Composite Index for fiscal 1999 because of the Company's listing on AMEX as of February 8, 1999.

(4) The Company has constructed a Peer Group Index of publicly-held, independent prepress companies and commercial printers with digital imaging capabilities consisting of Applied Graphic Technologies, Inc., Schawk, Inc., Banta Corporation, Katz Digital Technologies, Inc. (other than for fiscal 1999), and Big Flower Press Holdings, Inc. (other than for fiscal
     1999). The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the Company. Katz Digital Technologies, Inc. was not included in the Peer Group Index for fiscal 1999 because of its acquisition by another entity. Big Flower Press Holdings, Inc. was not included in the Peer Group Index for fiscal 1999 because it is no longer publicly held.

(5) The New Peer Group Index consists of Applied Graphics Technologies, Inc., Schawk, Inc., Banta Corporation and Cunningham Graphics International, Inc. The Company constructed the New Peer Group Index because, as stated above, Katz Digital Technologies, Inc. was acquired by another entity and Big Flower Press Holdings, Inc. is no longer publicly held. Cunningham Graphics International, Inc. was not included in fiscal 1996 or fiscal 1997 because it first became publicly traded in April 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report:

     The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of stockholders by basing a portion of compensation on corporate performance.

     The Compensation Committee generally determines base salary levels for executive officers of the Company, at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance. Each of Messrs. Dye, Saad, Sirota and Manser executed employment agreements with the Company as described in this Proxy Statement under "Employment Contracts and Termination of Employment, and Change in Change-in-Control Arrangements."

     The Company's executive officer compensation program is comprised of base salary, conditional cash bonuses, stock options granted at the discretion of the Option Committee and various other benefits, including medical insurance and a 401(k) Plan which are generally available to all employees of the Company.

     Salaries, whether established pursuant to contract or otherwise, are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salaries for each of Messrs. Dye, Saad, Sirota and Manser and are determined by the Compensation Committee. Salary increases for other executives are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     The stock option programs are designed to relate executives' long-term interests to stockholders' long-term interests. Stock options will be awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

     Based on review of available information, the Committee believes that the Chief Executive Officer's total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for digital print, digital prepress and large format services, as well as the marketplace affecting mergers and acquisitions and the financing thereof, and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.


                                                  Compensation Committee Members

                                                  William E. Dye
                                                  Harvey Silverman
                                                  David Wachsman

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There are, as of January 12, 2000, approximately 82 holders of record and approximately 430 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of January 12, 2000, regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than five percent (5%) of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and current executive officers as a group. Unless indicated otherwise, the address of each of these persons is c/o Unidigital Inc., 229 West 28th Street, New York, New York 10001.

NAME AND ADDRESS                        AMOUNT AND NATURE             PERCENT
OF BENEFICIAL OWNER(1)              OF BENEFICIAL OWNERSHIP(1)       OF CLASS(2)
-------------------                 -----------------------          --------
(i) Certain Beneficial Owners:

Ehud Aloni ............................      763,650                    12.5

Stephen J. McErlain....................      600,000(3)                 10.0
31 West 10th Street
New York, New York 10011
CWG Capital Corp.......................      650,850(4)                  9.7
425 Lexington Avenue, 9th Floor
New York, New York 10017


(ii) Directors (which includes all nominees) and Named Executives:

William E. Dye.........................    1,101,222(5)                 18.0

Richard J. Sirota......................      486,508(6)                  8.0

Peter Saad.............................      250,000                     4.1

Anthony Manser.........................      197,060(7)                  3.2

Harvey Silverman.......................       45,000(8)                  *
120 Broadway
New York, New York  10271

David Wachsman.........................       45,000(8)                  *
180 Keyland Court
Bohemia, New York  11716

(iii)  All Directors and current
       executive officers as a
       group (5 persons)...............    1,638,282(5)(6)(7)(8)        26.2

-----------------

* Less than one percent (1%).

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such Stockholder.

(2) Applicable percentage of ownership is based on 6,087,067 shares of Common Stock outstanding on January 12, 2000, plus any presently exercisable stock options or warrants held by each such holder and options or warrants which will become exercisable within sixty (60) days after such date.

(3) Includes 6,000 shares of Common Stock subject to options which are exercisable at January 12, 2000 or which will become exercisable within sixty (60) days of such date.

(4) Represents 650,850 shares of Common Stock subject to warrants which are exercisable at January 12, 2000 or which will become exercisable within sixty (60) days of such date.

(5) Includes 59,000 shares of Common Stock owned by Jeffrey Leiderman, and transferees of Mr. Leiderman, over which Mr. Dye exercises voting control. For a description of this voting trust arrangement, see -- "Certain Relationships and Related Transactions". Also includes 38,409 shares of Common Stock subject to options which are exercisable at January 12, 2000 or which will become exercisable within sixty (60) days of such date.

(6) Includes 6,667 shares of Common Stock subject to options which are exercisable at January 12, 2000 or which will become exercisable within sixty (60) days of such date.

(7) Includes 43,333 shares of Common Stock subject to options which are exercisable at January 12, 2000 or which will become exercisable within sixty (60) days of such date.

(8) Represents 45,000 shares of Common Stock subject to warrants or options which are exercisable at January 12, 2000 or which will become exercisable within sixty (60) days of such date. Does not include 2,500 shares of Common Stock subject to options issued on January 3, 2000.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain transactions involving Messrs. Dye, Saad, Sirota and Manser are reported in "Executive Compensation -- Employment Contracts and Termination of Employment, and Change-in-Control Arrangements."

     The Company was indebted to Mr. Dye in an aggregate principal amount of approximately $362,000, of which approximately $155,000 was payable on demand and approximately $207,000 was due in November 1999. Such loans have been paid in full by the Company.

     In connection with Mr. Sirota's resignation from the Company, the Company agreed to pay Mr. Sirota consulting fees of $75,000 for consulting services to be provided by Mr. Sirota to the Company through September 30, 2000. In addition, the Company agreed to pay Mr. Sirota quarterly payments of $60,000 for such consulting services through September 30, 2000 and agreed to continue to maintain Mr. Sirota's employee benefit package through March 24, 2001. As partial consideration for the foregoing, Mr. Sirota agreed to forgive the Company's debt owing to Kwik International Color, Ltd., of which Mr. Sirota was the President and sole shareholder, in the principal amount of approximately $400,000.

     The Company leases certain of its real property from S.N.Y., Inc. of which Mr. Sirota is the holder of approximately one-third of the outstanding equity securities. The Company pays approximately $665,000 to S.N.Y., Inc. in annual rent under such leases. The Company believes that the terms of such leases are at least as favorable to the Company as the terms that may have been available from unrelated third parties.

     Pursuant to a Voting Trust Agreement dated August 9, 1995, between Mr. Dye and Jeffrey Leiderman, a holder of the Company's Common Stock, Mr. Dye has the right to vote shares of Common Stock owned by Mr. Leiderman or any transferee of Mr. Leiderman. The voting trust will expire in 2005 unless terminated sooner by its terms.

     Pursuant to a Separation Agreement between the Company and Stephen J. McErlain dated as of July 15, 1996, if Mr. McErlain proposes to transfer all or any part of his shares of Common Stock, the Company may elect to purchase all, but not less than all, of the shares of Common Stock to be transferred by Mr. McErlain for the price and upon the terms of the proposed transfer. If the Company does not elect to purchase the shares of Common Stock proposed to be transferred by Mr. McErlain, Mr. Dye may elect to purchase such shares of Common Stock for the price and upon the terms of the proposed transfer. Neither the Company nor Mr. Dye has exercised such rights to date.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Stockholders are being asked to approve a proposal to authorize the Board of Directors to change the name (the "Amendment") of the Company to MegaMedia, Inc., which was approved by the Board of Directors as of January 11, 2000. The purpose of the name change is to adopt a name which would be indicative of the Company's core expertise and technologies.

     BOARD DISCRETION TO IMPLEMENT NAME CHANGE

     If the Amendment is approved by the Stockholders of the Company at the Annual Meeting, the Amendment will be effected, if at all, only upon a determination by the Board, after consultation with its advisors, that the Amendment is in the best interests of the Company and its Stockholders at that time. Such determination will be based upon certain factors, including, but not limited to, the availability of trademark protection for such name, obtaining a suitable trading symbol on the American Stock Exchange for such name and the costs associated with changing the name of the Company. Notwithstanding the approval of the Amendment by the Stockholders, the Board may, in its sole discretion, determine not to effect the Amendment. If the Board fails to implement the Amendment by June 30, 2000, Stockholder approval would again be required prior to implementing any change of the Company's name.

     CHARTER AMENDMENT

     If the Stockholders vote in favor of this proposal, the Amendment will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State. The Board of Directors intends to cause such Certificate of Amendment to be filed as soon as practicable after the date of the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO PROVIDE THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO IMPLEMENT THE AMENDMENT.

              PROPOSED AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN

GENERAL

     The 1997 Plan was adopted by the Board of Directors on October 28, 1996 and approved by the Stockholders of the Company on January 30, 1997. Those eligible to receive stock option grants, stock purchase rights or stock appreciation rights under the 1997 Plan include employees, non-employee Directors and consultants. The 1997 Plan was adopted to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, non-employee Directors and consultants and to promote the success of the Company's business. Currently, there are 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options and/or stock purchase rights granted under the 1997 Plan.

     The 1997 Plan is administered by the Option Committee, which is comprised solely of outside Directors. The Option Committee determines, among other things, the nature of the options to be granted, the persons who are to receive options (each a "Grantee"), the number of shares to be subject to each option, the exercise price of the options and the vesting schedule of the options. The 1997 Plan provides for the granting of options intended to qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees of the Company as well as non-qualified stock options ("NQSOs") to employees, non-employee Directors and consultants who perform services for the Company or its subsidiaries. The exercise price of all ISOs granted under the 1997 Plan may not be less than the fair market value of the shares at the time the option is granted. In addition, no ISO may be granted to an employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price as to that employee is at least one hundred and ten percent (110%) of the fair market value of the stock at the time of the grant. No employee may be granted ISOs which are exercisable for the first time in any calendar year to the extent that the aggregate fair market value of such option shares exceeds $100,000 as of the date of grant. Options may be exercised for a period of not more than ten (10) years from the date of grant, provided, however, that the term of an ISO granted to an employee who owns more that ten percent (10%) of the total combined voting power of all classes of stock of the Company may not exceed five (5) years. The exercise price of NQSOs granted under the 1997 Plan may not be less than eighty-five percent (85%) of the fair market value per share of the Common Stock on the date of grant. No NQSO may be granted to a person who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price to that person is at least one hundred and ten percent (110%) of the fair market value of the stock at the time of the grant. The exercise price must be paid in full at the time an option is exercised, and at the Option Committee's discretion, all or part of the exercise price may be paid with previously owned shares or other approved methods of payment. An option is exercisable as determined by the Option Committee. The 1997 Plan will terminate on October 28, 2006.

     Subject to the terms as specified in any option agreement, if a Grantee's employment or consulting relationship terminates on account of disability, the Grantee may exercise any outstanding option for one (1) year following the termination. If a Grantee dies while in the employ of the Company or during the period of the consulting arrangement, the Grantee's estate may exercise any outstanding option for one (1) year following the Grantee's death. If termination is for any other reason, the Grantee may exercise any outstanding option for ninety (90) days following such termination. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee.

     The 1997 Plan also permits the awarding of stock purchase rights at not less than fifty percent (50%) of the fair market value of the shares as of the date offered. The 1997 Plan requires the execution of a restricted stock purchase agreement in a form determined by the Option Committee. Once a stock purchase right is exercised, the purchaser will have the rights of a Stockholder and will be a Stockholder when the purchase is entered on the Company's records.

     The 1997 Plan provides that, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of or reclassification of shares, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make adjustments with respect to the shares that may be issued under the 1997 Plan or that are covered by outstanding options or stock appreciation rights, or in the option price per share.

     In the event of a dissolution or liquidation of the Company, the Board of Directors shall notify the Grantee at least fifteen (15) days prior to such proposed action. To the extent not previously exercised, the outstanding options or stock appreciation rights will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets (hereinafter, a "merger"), the outstanding options or stock appreciation rights will be assumed or an equivalent option or stock appreciation right will be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the outstanding options or stock appreciation rights or to substitute equivalent options or stock appreciation rights, the Board of Directors will, in lieu of such assumption or substitution, provide for the Grantee to have the right to exercise all of his outstanding options or stock appreciation rights. If the Board of Directors makes an option or stock appreciation right fully exercisable in lieu of assumption or substitution in the event of a merger, the Board of Directors shall notify the Grantee that the option or stock appreciation right will be fully exercisable for a period of fifteen days from the date of such notice, and the option or stock appreciation right will terminate upon the expiration of such period. The option or stock appreciation right will be considered assumed if, following the merger, the option or stock appreciation right confers the right to purchase, for each share of Common Stock subject to the option or stock appreciation right immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares). If such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of an option or stock appreciation right, for each share of stock subject to the option or stock appreciation right, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     The Board may at any time amend, alter, suspend or discontinue the 1997 Plan, but no amendment, alteration, suspension or discontinuation will be made which would impair the rights of any Grantee under any grant theretofore made, without such Grantee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the National Association of Securities Dealers or an established stock exchange), the Company shall obtain stockholder approval of any 1997 Plan amendment in such a manner and to such a degree as required. Any such amendment or termination of the 1997 Plan is not permitted to affect options or stock appreciation rights already granted and such options or stock appreciation rights will remain in full force and effect as if the 1997 Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Board of Directors, which agreement must be in writing and signed by the Grantee and the Company.

FEDERAL INCOME TAX ASPECTS

     (a)  ISOs

     Some options to be issued under the 1997 Plan will be designated as ISOs and are intended to qualify under Section 422 of the Code. Under the provisions of that Section and the related regulations, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an ISO, nor is the Company entitled to any deduction. The exercise of an ISO also is not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. The taxation of gain or loss upon the sale of stock acquired upon exercise of an ISO depends in part on whether the stock is disposed of at least two (2) years from the date the option was granted and at least one (1) year from the date the stock was transferred to the optionee (the "ISO Holding Period").

     If the ISO Holding Period is not met, then, upon disposition of such shares (hereinafter, a "disqualifying disposition"), the optionee will realize compensation, taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however to the gain on sale. Any additional gain would be taxable as capital gain (see below). If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount includible as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

     A maximum capital gains rate of eighteen percent (18%) will apply to certain sales after December 31, 2000 of shares acquired upon the exercise of an ISO if such shares have been held for at least five (5) years.

     If the ISO is exercised by delivery of previously owned shares of Common Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned transferred shares were acquired through the exercise of an ISO, the optionee may realize ordinary income with respect to the shares used to exercise an ISO if such transferred shares have not been held for the ISO Holding Period. If an ISO is exercised through the payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will possibly be considered ISO stock with a zero basis.

     (b)  NQSOs

     Some options to be issued under the 1997 Plan will be designated as NQSOs. If (as in the case of NQSOs granted under the 1997 Plan at this time) the NQSO does not have a readily ascertainable fair market value at the time of the grant, the NQSO is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the NQSO is exercised and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the NQSO.

     If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

     Generally, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of grant or exercise, whichever is applicable, and the amount, if any, paid by the optionee for the NQSO. The capital gain or loss will be short-term (with gains generally subject to tax as ordinary income) if the shares are disposed of within one (1) year after the option is exercised and long-term (with gains generally subject to tax at a maximum rate of twenty percent (20%) if the shares are disposed of more than one (1) year after the option is exercised.

     A maximum capital gains rate of eighteen percent (18%) will apply to certain sales, after December 31, 2000, of shares acquired upon the exercise of an NQSO if such shares have been held for at least five (5) years.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

     The preceding discussion is based upon Federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the forgoing is only a general discussion of the federal income tax aspects of the 1997 Plan and does not purport to be a complete description of all federal income tax aspects of the 1997 Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options or stock appreciation rights granted under the 1997 Plan and the sale or other disposition of shares acquired upon exercise of the options or stock appreciation rights. Each employee receiving a grant of options or stock appreciation rights should consult with his or her personal tax advisor regarding the Federal, state and local tax consequences of participating in the 1997 Plan.

PREVIOUSLY GRANTED OPTIONS UNDER THE 1997 PLAN

     As of January 12, 2000, the Company had granted options to purchase an aggregate of 910,448 shares of Common Stock under the 1997 Plan at exercise prices ranging from $4.3125 to $9.625 per share to 274 of its employees. The weighted average exercise price of such options is $5.4305. As of January 12, 2000, approximately 625,052 options to purchase shares were vested and 113,591 options to purchase shares had been exercised under the 1997 Plan. The following table sets forth the options granted to (i) the Named Executives; (ii) all current executive officers as a group; (iii) all current Directors who are not executive officers as a group;
(iv) each nominee for election as a Director; (v) each associate of any such Directors, executive officers or nominees; or (vi) each other person who received or is to receive five percent (5%) of such options or rights; and
(viii) all employees, including all current officers who are not executive officers, as a group.

                                 OPTIONS GRANTED THROUGH        WEIGHTED AVERAGE
NAME                                 JANUARY 12, 2000            EXERCISE PRICE
----                                 ----------------            --------------

William E. Dye.................           100,000                $    5.59

Peter Saad.....................           100,000                     4.95

Richard J. Sirota..............            20,000                    5.375

Anthony Manser.................            45,000                     5.97

Harvey Silverman...............            20,000                   4.3125

David Wachsman.................            20,000                   4.3125

All current executive officers
  as a group (3 persons).......           245,000                     5.40

All current directors who are
  not executive officers as a
  group (2 persons)............            40,000                   4.3125

All employees, including all
  current officers who are not
  executive officers, as a
  group (274 persons)..........           910,448                $  5.4305

     As of January 12, 2000, the market value of the Common Stock underlying the 1997 Plan was $3.8125 per share.

PROPOSED AMENDMENT

     Stockholders are being asked to consider and vote upon a proposed amendment (the "Amendment") to the 1997 Plan to increase the maximum number of shares of Common Stock available for issuance under the 1997 Plan from 1,000,000 to 1,300,000 shares and to reserve an additional 300,000 shares of Common Stock of the Company for issuance upon the exercise of stock options granted under the 1997 Plan.

     The Board of Directors believes that the Amendment provides an important inducement to recruit and retain the best available personnel. The Board of Directors believes that providing employees, non-employee directors and consultants with an opportunity to invest in the Company rewards them appropriately for their efforts on behalf of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has, subject to Stockholder approval, retained Ernst & Young LLP as independent auditors of the Company for the year ending August 31, 2000. Ernst & Young LLP also served as independent auditors of the Company for fiscal 1999. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING AUGUST 31, 2000.

     One or more representatives of Ernst & Young LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from Stockholders.

                             STOCKHOLDERS' PROPOSALS

     Proposals of Stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company no later than October 4, 2000 to be included in the Company's 2001 Proxy Statement and form of proxy relating to that meeting. Stockholders who intend to present a proposal at the 2001 Annual Meeting of Stockholders without inclusion of such proposal in the Company's 2001 proxy materials are required to provide notice of such proposal to the Company no later than December 31, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy
Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     UNIDIGITAL INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED AUGUST 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON JANUARY 12, 2000, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO PETER SAAD, ASSISTANT SECRETARY, UNIDIGITAL INC., 229 WEST 28TH STREET, NEW YORK, NEW YORK 10001. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                              By Order of the Board of Directors



                                              Peter Saad
                                              Assistant Secretary


New York, New York
February 1, 2000

                                 UNIDIGITAL INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints William E. Dye his or her true and lawful agent and proxy with full power of substitution to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Unidigital Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 229 West 28th Street, New York, New York at 8:00 A.M., local time, on Thursday, February 24, 2000 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

1.   ELECTION OF DIRECTORS.
     Nominees:  William E. Dye, Peter Saad, Anthony Manser, Harvey Silverman and
                David Wachsman.

(Mark one only)
VOTE  FOR all the nominees listed above; except vote withheld from the following
nominees (if any).                             |_|
------------------------------------------------------------------

VOTE WITHHELD from all nominees.               |_|

2. APPROVAL OF PROPOSAL TO PROVIDE THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE COMPANY'S NAME FROM UNIDIGITAL INC. TO MEGAMEDIA, INC.

FOR   |_|                      AGAINST  |_|                     ABSTAIN |_|

3. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1997 EQUITY INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS GRANTED UNDER SUCH PLAN FROM 1,000,000 TO 1,300,000 SHARES.

FOR   |_|                      AGAINST  |_|                     ABSTAIN |_|

4. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING AUGUST 31, 2000.

FOR   |_|                      AGAINST  |_|                     ABSTAIN |_|

                  (continued and to be signed on reverse side)


5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Dated:                                            THIS  PROXY  MUST   BE  SIGNED
      ----------------------------------          EXACTLY  AS  THE  NAME APPEARS
                                                  HEREON. WHEN  SHARES ARE  HELD
----------------------------------------          BY JOINT TENANTS, BOTH  SHOULD
Signature of Stockholder                          SIGN.  IF   THE  SIGNER  IS  A
                                                  CORPORATION,  PLEASE SIGN FULL
----------------------------------------          CORPORATE    NAME   BY    DULY
Signature of Stockholder if held jointly          AUTHORIZED   OFFICER,   GIVING
                                                  FULL   TITLE  AS  SUCH.  IF  A
                                                  PARTNERSHIP,  PLEASE  SIGN  IN
                                                  PARTNERSHIP NAME BY AUTHORIZED
                                                  PERSON.

I WILL |_|        WILL NOT |_|     attend the
                                   Meeting.



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.